Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2023 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.25 PER SHARE

ARLINGTON, Texas (Business Wire) - April 20, 2023

Fiscal 2023 Second Quarter Highlights
•Net income attributable to D.R. Horton of $942.2 million or $2.73 per diluted share
•Consolidated pre-tax income of $1.2 billion, with a pre-tax profit margin of 15.6%
•Consolidated revenues of $8.0 billion
•Home sales revenues of $7.4 billion on 19,664 homes closed
•Net sales orders of 23,142 homes, with an order value of $8.6 billion
•Rental operations pre-tax income of $34.6 million on $224.1 million of revenues from the sale of 721 single-family rental homes
•Repurchased 3.2 million shares of common stock for $303.2 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its second fiscal quarter ended March 31, 2023 decreased 32% to $2.73 per diluted share compared to $4.03 per diluted share in the same quarter of fiscal 2022. Net income attributable to D.R. Horton in the second quarter of fiscal 2023 decreased 34% to $942.2 million compared to $1.4 billion in the same quarter of fiscal 2022. Homebuilding revenue for the second quarter of fiscal 2023 was $7.5 billion consistent with the same quarter of fiscal 2022. Homes closed in the quarter decreased 1% to 19,664 homes compared to 19,828 homes closed in the same quarter of fiscal 2022.

For the six months ended March 31, 2023, net income per common share attributable to D.R. Horton decreased 24% to $5.50 per diluted share compared to $7.20 per diluted share in the same period of fiscal 2022. Net income attributable to D.R. Horton for the six months ended March 31, 2023 decreased 26% to $1.9 billion compared to $2.6 billion in the same period of fiscal 2022. Homebuilding revenue for the first six months of fiscal 2023 was $14.2 billion consistent with the same period of fiscal 2022. Homes closed in the first six months of fiscal 2023 decreased 3% to 37,004 homes compared to 38,224 homes closed in the same period of fiscal 2022.

Pre-tax profit margin for the second quarter of fiscal 2023 was 15.6% compared to 23.5% in the same quarter of fiscal 2022. The decline in pre-tax profit margin was primarily due to a 730 basis point decrease in the Company's home sales gross margin and a 50 basis point increase in homebuilding SG&A expense as a percentage of revenues. The current quarter includes $14.2 million in inventory and land option charges in our homebuilding segment of which $13.3 million was for earnest money and pre-acquisition cost write-offs related to land purchase contracts that we have terminated or expect to terminate and $0.9 million was inventory impairments.

Net sales orders for the second quarter ended March 31, 2023 decreased 5% to 23,142 homes and 11% in value to $8.6 billion compared to 24,340 homes and $9.7 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2023 was 18% compared to 16% in the prior year quarter. Net sales orders for the first six months of fiscal 2023 decreased 20% to 36,524 homes and 25% in value to $13.6 billion compared to 45,862 homes and $18.0 billion in the same period of fiscal 2022. The Company's sales order backlog of homes under contract at March 31, 2023 decreased 43% to 19,237 homes and 44% in value to $7.4 billion compared to 33,859 homes and $13.3 billion at March 31, 2022.

At March 31, 2023, the Company had 43,600 homes in inventory, of which 24,800 were unsold. 6,400 of the Company’s unsold homes at March 31, 2023 were completed. The Company’s homebuilding land and lot portfolio totaled 547,000 lots at the end of the quarter, of which 25% were owned and 75% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 27.2% for the trailing twelve months ended March 31, 2023, and homebuilding return on inventory (ROI) was 35.1% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the second quarter with $2.4 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $4.4 billion. Homebuilding debt at March 31, 2023 totaled $2.7 billion, which includes $400 million of senior notes that mature in August 2023. The Company’s homebuilding debt to total capital ratio at March 31, 2023 was 11.5%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “We are excited to announce that we recently closed our one millionth home, a first for any homebuilder! We are proud to have been a part of a million families achieving their dreams of homeownership over the past 45 years. Thank you to the countless D.R. Horton employees who have been involved in the journey to achieve this remarkable milestone.

“For the second fiscal quarter of 2023, the D.R. Horton team produced solid results, highlighted by EPS of $2.73 per diluted share. Our consolidated pre-tax income was $1.2 billion on revenues of $8.0 billion, with a pre-tax profit margin of 15.6%.

“The spring selling season is off to an encouraging start with our net sales orders increasing 73% sequentially from the first quarter. Despite higher mortgage rates and inflationary pressures, demand improved during the quarter due to normal seasonal factors, coupled with our use of incentives and pricing adjustments to adapt to changing market conditions. Although higher interest rates and economic uncertainty may persist for some time, the supply of both new and existing homes at affordable price points remains limited, and demographics supporting housing demand remain favorable.

“We are well-positioned to navigate changing market conditions with our experienced operators, diverse product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities. The strength of our balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on current market conditions and the Company’s results for the first half of the year, D.R. Horton is providing fiscal 2023 guidance as follows:
•Consolidated revenues in a range from $31.5 billion to $33.0 billion
•Homes closed between 77,000 and 80,000 homes
•Rental homes/units closed between 4,000 and 5,000 homes/units
•Income tax rate of approximately 24%
•Cash provided by both consolidated and homebuilding operations greater than fiscal 2022
•Share repurchases at a similar dollar amount as fiscal 2022

The Company plans to also provide guidance for its third quarter of fiscal 2023 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the second quarter ended March 31, 2023, Forestar sold 2,979 lots and generated $301.5 million of revenue compared to 5,788 lots and $421.6 million of revenue in the prior year quarter. For the six months ended March 31, 2023, Forestar sold 5,242 lots and generated $518.2 million of revenue compared to 10,304 lots and $829.2 million of revenue in the prior year period. Forestar’s pre-tax income in the second quarter of fiscal 2023 was $35.9 million with a pre-tax profit margin of 11.9% compared to $63.2 million of pre-tax income and a 15.0% pre-tax profit margin in the same quarter of fiscal 2022. For the six months ended March 31, 2023, Forestar’s pre-tax income was $63.8 million with a pre-tax profit margin of 12.3% compared to $116.7 million of pre-tax income and a 14.1% pre-tax profit margin in the same period of fiscal 2022.

Financial Services
For the second quarter ended March 31, 2023, financial services revenues were $216.4 million compared to $222.1 million in the same quarter of fiscal 2022. Financial services pre-tax income for the quarter was $85.6 million with a pre-tax profit margin of 39.6% compared to $92.8 million of pre-tax income and a 41.8% pre-tax profit margin in the prior year quarter. For the six months ended March 31, 2023, financial services revenues were $353.4 million compared to $406.4 million in the same period of fiscal 2022. Financial services pre-tax income was $103.8 million with a pre-tax profit margin of 29.4% compared to $159.9 million of pre-tax income and a 39.3% pre-tax profit margin in the prior year period.

Rental Operations
The Company's rental operations generated $34.6 million of pre-tax income on revenues of $224.1 million in the second quarter of fiscal 2023 compared to $102.5 million of pre-tax income on revenues of $222.9 million in the same quarter of fiscal 2022. For the six months ended March 31, 2023, rental operations pre-tax income was $144.9 million on revenues of $551.6 million compared to pre-tax income of $172.5 million on revenues of $379.4 million in the prior year period.

During the second quarter of fiscal 2023, the Company sold 721 single-family rental homes for $224.1 million compared to 368 homes sold for $172.9 million in the prior year quarter. During the six months ended March 31, 2023, the Company sold 1,415 single-family rental homes for $452.1 million compared to 594 homes sold for $253.2 million in the prior year period. At March 31, 2023, the consolidated balance sheet included $2.1 billion of single-family rental property inventory consisting of 8,630 homes, of which 5,980 were completed, and 4,930 lots, of which 930 were finished.

During the second quarter of fiscal 2023, there were no sales of multi-family rental units compared to 126 units sold for $50.0 million in the prior year quarter. During the six months ended March 31, 2023, the Company sold 300 multi-family rental units for $99.5 million compared to 477 units sold for $126.2 million in the prior year period. At March 31, 2023, the consolidated balance sheet included $1.2 billion of multi-family rental property inventory consisting of 7,210 units, of which 6,730 units were under active construction and 480 units were completed.

The Company's rental operating results are reported separately and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Dividends
During the second quarter of fiscal 2023, the Company paid cash dividends of $85.6 million for a total of $171.7 million of dividends paid during the six months ended March 31, 2023. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.25 per common share that is payable on May 10, 2023 to stockholders of record on May 3, 2023.

Share Repurchases
The Company repurchased 3.2 million shares of common stock for $303.2 million during the second quarter of fiscal 2023, for a total of 4.5 million shares repurchased for $421.3 million during the six months ended March 31, 2023. The Company’s remaining stock repurchase authorization at March 31, 2023 was $17.0 million. In April 2023, our Board of Directors authorized the repurchase of up to $1.0 billion of our common stock, replacing the previous authorization. The new authorization has no expiration date.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, April 20) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 420753), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 110 markets in 33 states across the United States and closed 83,119 homes in its homebuilding and single-family rental operations during the twelve-month period ended March 31, 2023. The Company is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. Through its mortgage, title and insurance subsidiaries, D.R. Horton provides mortgage financing, title services and insurance agency services for its homebuyers. The Company also constructs and sells both single-family and multi-family rental properties and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well-positioned to navigate changing market conditions with our experienced operators, diverse product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities; the strength of our balance sheet, liquidity and low leverage provide us with significant financial flexibility; and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis. The forward-looking statements also include all commentary in the guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form-10-Q, both of which are or will be filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2023	September 30, 2022
	(In millions)
ASSETS
Cash and cash equivalents	$3,051.1	$2,540.5
Restricted cash	23.5	32.4
Total cash, cash equivalents and restricted cash	3,074.6	2,572.9
Inventories:
Construction in progress and finished homes	9,290.6	9,798.2
Residential land and lots — developed, under development, held for development and held for sale	10,049.1	9,313.3
Rental properties	3,232.0	2,544.2
Total inventory	22,571.7	21,655.7
Mortgage loans held for sale	2,124.0	2,386.0
Deferred income taxes, net of valuation allowance of $17.8 million and $17.9 million at March 31, 2023 and September 30, 2022, respectively	112.3	141.1
Property and equipment, net	509.6	471.6
Other assets	2,615.1	2,960.3
Goodwill	163.5	163.5
Total assets	$31,170.8	$30,351.1
LIABILITIES
Accounts payable	$1,251.3	$1,360.3
Accrued expenses and other liabilities	2,830.8	3,138.3
Notes payable	5,966.9	6,066.9
Total liabilities	10,049.0	10,565.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 400,830,778 shares issued and 341,070,276 shares outstanding at March 31, 2023 and 399,172,937 shares issued and 343,953,023 shares outstanding at September 30, 2022	4.0	4.0
Additional paid-in capital	3,358.0	3,349.5
Retained earnings	20,914.5	19,185.3
Treasury stock, 59,760,502 shares and 55,219,914 shares at March 31, 2023 and September 30, 2022, respectively, at cost	(3,563.8)	(3,142.5)
Stockholders’ equity	20,712.7	19,396.3
Noncontrolling interests	409.1	389.3
Total equity	21,121.8	19,785.6
Total liabilities and equity	$31,170.8	$30,351.1

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
	(In millions, except per share data)
Revenues	$7,972.9	$7,999.0	$15,230.6	$15,052.4
Cost of sales	5,996.2	5,429.9	11,287.5	10,335.6
Selling, general and administrative expense	773.6	695.1	1,510.5	1,361.0
Other (income) expense	(42.2)	(9.3)	(79.9)	(24.8)
Income before income taxes	1,245.3	1,883.3	2,512.5	3,380.6
Income tax expense	295.7	441.0	594.6	792.5
Net income	949.6	1,442.3	1,917.9	2,588.1
Net income attributable to noncontrolling interests	7.4	6.0	17.0	10.2
Net income attributable to D.R. Horton, Inc.	$942.2	$1,436.3	$1,900.9	$2,577.9

Basic net income per common share attributable to D.R. Horton, Inc.	$2.75	$4.07	$5.54	$7.27
Weighted average number of common shares	342.1	353.1	343.2	354.6

Diluted net income per common share attributable to D.R. Horton, Inc.	$2.73	$4.03	$5.50	$7.20
Adjusted weighted average number of common shares	344.9	356.3	345.9	358.2

Other Consolidated Financial Data
Interest charged to cost of sales	$34.0	$34.7	$62.5	$68.0
Depreciation and amortization	$26.7	$19.9	$46.5	$39.3
Interest incurred	$50.6	$36.7	$96.8	$73.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2023	2022
	(In millions)
OPERATING ACTIVITIES
Net income	$1,917.9	$2,588.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	46.5	39.3
Stock-based compensation expense	51.3	54.6
Deferred income taxes	28.7	23.6
Inventory and land option charges	51.4	20.0
Changes in operating assets and liabilities:
Decrease (increase) in construction in progress and finished homes	537.3	(2,137.4)
Increase in residential land and lots – developed, under development, held for development and held for sale	(668.7)	(528.4)
Increase in rental properties	(689.2)	(655.9)
Decrease (increase) in other assets	339.8	(616.7)
Decrease (increase) in mortgage loans held for sale	262.0	(215.5)
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(403.4)	593.7
Net cash provided by (used in) operating activities	1,473.6	(834.6)
INVESTING ACTIVITIES
Expenditures for property and equipment	(79.2)	(72.5)
Payments related to business acquisitions	(103.5)	—
Other investing activities	2.1	3.8
Net cash used in investing activities	(180.6)	(68.7)
FINANCING ACTIVITIES
Proceeds from notes payable	575.0	750.0
Repayment of notes payable	(650.0)	(750.8)
(Payments) borrowings on mortgage repurchase facility, net	(63.4)	84.3
Proceeds from stock associated with certain employee benefit plans	12.9	22.2
Cash paid for shares withheld for taxes	(55.8)	(61.7)
Cash dividends paid	(171.7)	(159.2)
Repurchases of common stock	(419.8)	(569.8)
Net proceeds from issuance of Forestar common stock	—	1.7
Net other financing activities	(18.5)	38.5
Net cash used in financing activities	(791.3)	(644.8)
Net increase (decrease) in cash, cash equivalents and restricted cash	501.7	(1,548.1)
Cash, cash equivalents and restricted cash at beginning of period	2,572.9	3,237.2
Cash, cash equivalents and restricted cash at end of period	$3,074.6	$1,689.1

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2023
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,364.5	$286.7	$285.5	$89.8	$24.6	$3,051.1
Restricted cash	8.5	—	12.6	2.4	—	23.5
Inventories:
Construction in progress and finished homes	9,437.0	—	—	—	(146.4)	9,290.6
Residential land and lots	8,134.1	1,988.0	—	—	(73.0)	10,049.1
Rental properties	—	—	—	3,257.2	(25.2)	3,232.0
	17,571.1	1,988.0	—	3,257.2	(244.6)	22,571.7
Mortgage loans held for sale	—	—	2,124.0	—	—	2,124.0
Deferred income taxes, net	117.4	—	—	(7.1)	2.0	112.3
Property and equipment, net	381.0	5.6	4.0	2.5	116.5	509.6
Other assets	2,477.5	56.0	135.1	37.6	(91.1)	2,615.1
Goodwill	134.3	—	—	—	29.2	163.5
	$23,054.3	$2,336.3	$2,561.2	$3,382.4	$(163.4)	$31,170.8
Liabilities
Accounts payable	$1,030.7	$67.7	$—	$558.7	$(405.8)	$1,251.3
Accrued expenses and other liabilities	2,508.7	313.0	123.1	30.2	(144.2)	2,830.8
Notes payable	2,680.2	706.8	1,554.9	1,025.0	—	5,966.9
	$6,219.6	$1,087.5	$1,678.0	$1,613.9	$(550.0)	$10,049.0

	September 30, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,040.7	$264.8	$103.3	$109.9	$21.8	$2,540.5
Restricted cash	11.3	—	19.7	1.4	—	32.4
Inventories:
Construction in progress and finished homes	9,951.5	—	—	—	(153.3)	9,798.2
Residential land and lots	7,372.9	2,022.4	—	—	(82.0)	9,313.3
Rental properties	—	—	—	2,572.1	(27.9)	2,544.2
	17,324.4	2,022.4	—	2,572.1	(263.2)	21,655.7
Mortgage loans held for sale	—	—	2,386.0	—	—	2,386.0
Deferred income taxes, net	146.3	—	—	(7.1)	1.9	141.1
Property and equipment, net	361.8	5.7	4.3	2.0	97.8	471.6
Other assets	2,266.5	50.1	492.5	18.4	132.8	2,960.3
Goodwill	134.3	—	—	—	29.2	163.5
	$22,285.3	$2,343.0	$3,005.8	$2,696.7	$20.3	$30,351.1
Liabilities
Accounts payable	$1,149.1	$72.2	$0.2	$233.6	$(94.8)	$1,360.3
Accrued expenses and other liabilities	2,365.7	365.4	596.2	25.0	(214.0)	3,138.3
Notes payable	2,942.6	706.0	1,618.3	800.0	—	6,066.9
	$6,457.4	$1,143.6	$2,214.7	$1,058.6	$(308.8)	$10,565.5
_________________
(1)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2023
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,449.7	$—	$—	$—	$—	$7,449.7
Land/lot sales and other	19.9	301.5	—	—	(238.7)	82.7
Rental property sales	—	—	—	224.1	—	224.1
Financial services	—	—	216.4	—	—	216.4
	7,469.6	301.5	216.4	224.1	(238.7)	7,972.9
Cost of sales
Home sales (2)	5,843.0	—	—	—	(61.8)	5,781.2
Land/lot sales and other	13.4	225.3	—	—	(204.3)	34.4
Rental property sales	—	—	—	157.6	(0.8)	156.8
Inventory and land option charges	14.2	20.3	—	0.4	(11.1)	23.8
	5,870.6	245.6	—	158.0	(278.0)	5,996.2
Selling, general and administrative expense	545.6	22.0	146.9	53.5	5.6	773.6
Other (income) expense	(14.5)	(2.0)	(16.1)	(22.0)	12.4	(42.2)
Income before income taxes	$1,067.9	$35.9	$85.6	$34.6	$21.3	$1,245.3

	Six Months Ended March 31, 2023
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$14,158.9	$—	$—	$—	$—	$14,158.9
Land/lot sales and other	54.7	518.2	—	—	(406.2)	166.7
Rental property sales	—	—	—	551.6	—	551.6
Financial services	—	—	353.4	—	—	353.4
	14,213.6	518.2	353.4	551.6	(406.2)	15,230.6
Cost of sales
Home sales (2)	10,949.7	—	—	—	(110.9)	10,838.8
Land/lot sales and other	18.3	392.1	—	—	(352.1)	58.3
Rental property sales	—	—	—	341.4	(2.4)	339.0
Inventory and land option charges	38.4	22.7	—	1.4	(11.1)	51.4
	11,006.4	414.8	—	342.8	(476.5)	11,287.5
Selling, general and administrative expense	1,072.6	44.9	281.0	101.0	11.0	1,510.5
Other (income) expense	(27.7)	(5.3)	(31.4)	(37.1)	21.6	(79.9)
Income before income taxes	$2,162.3	$63.8	$103.8	$144.9	$37.7	$2,512.5
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,456.4	$21.3	$232.2	$(263.3)	$27.0	$1,473.6
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,499.2	$—	$—	$—	$—	$7,499.2
Land/lot sales and other	7.6	421.6	—	—	(374.4)	54.8
Rental property sales	—	—	—	222.9	—	222.9
Financial services	—	—	222.1	—	—	222.1
	7,506.8	421.6	222.1	222.9	(374.4)	7,999.0
Cost of sales
Home sales (2)	5,335.2	—	—	—	(43.7)	5,291.5
Land/lot sales and other	3.3	328.7	—	—	(307.0)	25.0
Rental property sales	—	—	—	102.5	(4.3)	98.2
Inventory and land option charges	9.8	5.4	—	—	—	15.2
	5,348.3	334.1	—	102.5	(355.0)	5,429.9
Selling, general and administrative expense	507.3	24.3	138.0	22.8	2.7	695.1
Other (income) expense	(1.6)	—	(8.7)	(4.9)	5.9	(9.3)
Income before income taxes	$1,652.8	$63.2	$92.8	$102.5	$(28.0)	$1,883.3

	Six Months Ended March 31, 2022
	Homebuilding	Forestar	Financial Services	Rental	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$14,155.6	$—	$—	$—	$—	$14,155.6
Land/lot sales and other	30.5	829.2	—	—	(748.7)	111.0
Rental property sales	—	—	—	379.4	—	379.4
Financial services	—	—	406.4	—	—	406.4
	14,186.1	829.2	406.4	379.4	(748.7)	15,052.4
Cost of sales
Home sales (2)	10,169.1	—	—	—	(81.3)	10,087.8
Land/lot sales and other	20.4	662.3	—	—	(624.8)	57.9
Rental property sales	—	—	—	175.0	(5.1)	169.9
Inventory and land option charges	13.7	6.0	—	0.3	—	20.0
	10,203.2	668.3	—	175.3	(711.2)	10,335.6
Selling, general and administrative expense	1,004.9	45.8	263.2	41.4	5.7	1,361.0
Other (income) expense	(7.9)	(1.6)	(16.7)	(9.8)	11.2	(24.8)
Income before income taxes	$2,985.9	$116.7	$159.9	$172.5	$(54.4)	$3,380.6
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(416.2)	$76.6	$(63.0)	$(409.1)	$(22.9)	$(834.6)
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2023		2022		2023		2022
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,379	$724.1	1,342	$768.1	2,283	$1,183.9	2,570	$1,425.3
Southwest	1,995	953.7	2,595	1,403.2	3,249	1,534.2	4,896	2,587.0
South Central	6,021	1,941.5	7,328	2,511.9	9,827	3,115.6	13,190	4,458.0
Southeast	6,679	2,397.5	6,849	2,640.9	10,596	3,789.9	13,243	4,925.7
East	4,482	1,570.8	3,765	1,413.1	6,795	2,416.4	7,745	2,868.0
North	2,586	1,042.3	2,461	1,012.2	3,774	1,513.2	4,218	1,741.8
	23,142	$8,629.9	24,340	$9,749.4	36,524	$13,553.2	45,862	$18,005.8

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2023		2022		2023		2022
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,280	$690.7	1,146	$636.5	2,262	$1,210.8	2,171	$1,185.4
Southwest	1,873	905.5	2,321	1,135.0	3,580	1,708.2	4,265	2,046.5
South Central	5,579	1,804.1	5,610	1,836.4	10,416	3,440.2	11,047	3,528.8
Southeast	5,751	2,104.6	5,504	1,946.3	11,038	4,099.1	10,828	3,756.5
East	3,352	1,206.3	3,469	1,216.8	6,367	2,349.7	6,597	2,291.5
North	1,829	738.5	1,778	728.2	3,341	1,350.9	3,316	1,346.9
	19,664	$7,449.7	19,828	$7,499.2	37,004	$14,158.9	38,224	$14,155.6

SALES ORDER BACKLOG

	As of March 31,
	2023		2022
	Homes	Value	Homes	Value
Northwest	745	$400.1	1,353	$737.6
Southwest	1,429	731.0	4,069	2,036.4
South Central	5,206	1,757.7	10,876	3,754.6
Southeast	6,541	2,478.3	9,734	3,703.9
East	3,514	1,281.5	5,365	2,045.9
North	1,802	751.4	2,462	1,034.9
	19,237	$7,400.0	33,859	$13,313.3

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

	March 31, 2023			September 30, 2022
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	12,300	25,300	37,600	11,100	32,200	43,300
Southwest	22,400	32,400	54,800	22,100	36,500	58,600
South Central	39,100	59,400	98,500	37,800	66,500	104,300
Southeast	23,500	128,600	152,100	24,700	138,600	163,300
East	25,300	107,300	132,600	22,700	105,700	128,400
North	13,700	57,700	71,400	12,700	62,600	75,300
	136,300	410,700	547,000	131,100	442,100	573,200
	25%	75%	100%	23%	77%	100%
_____________
(1)Lots controlled at March 31, 2023 included approximately 31,500 lots owned or controlled by Forestar, 14,200 of which our homebuilding divisions had under contract to purchase and 17,300 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2022 included approximately 36,700 lots owned or controlled by Forestar, 17,800 of which our homebuilding divisions had under contract to purchase and 18,900 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	March 31, 2023	September 30, 2022
Northwest	2,700	2,900
Southwest	4,800	4,900
South Central	11,300	12,400
Southeast	12,800	14,200
East	7,500	6,800
North	4,500	5,200
	43,600	46,400
_____________
(1)Homes in inventory exclude model homes and homes related to our single-family rental operations.